As filed with the Securities and Exchange Commission on October [___], 2011

Registration No. 333-176999

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

____________________________________

SARATOGA RESOURCES, INC.

(exact name of registrant as specified in its charter)

____________________________________

Texas	1311	76-0314489
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063 (713) 458-1560	Thomas Cooke 7500 San Felipe, Suite 675 Houston, Texas 77063 (713) 458-1560
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

____________________________________

Copies to:

David K. Bowsher Adams and Reese LLP 2100 Third Avenue North, Suite 1100 Birmingham, Alabama 35203 (205) 250-5000	Michael W. Sanders Michael W. Sanders, Attorney at Law 20333 S.H. 249, Suite 600 Houston, Texas 77070 (832) 446-2599

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐          Accelerated filer   ☐          Non-accelerated filer   ☐          Smaller reporting company   ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction.

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐

Exchange Act Rule 13d-1(d) (Cross-Border Third-Party Issuer Tender Offer)

☐

Each Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantors (1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Harvest Oil & Gas, LLC	Louisiana	1311	20-1430003
The Harvest Group LLC	Louisiana	1311	20-1233158
Lobo Resources, Inc.	Texas	1311	74-2697201
Lobo Operating, Inc.	Texas	1311	76-0436990

(1)	The address for each of the Guarantors is 7500 San Felipe, Suite 675, Houston, Texas 77063 and the telephone number for the Registrant Guarantors (713) 458-1560.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Saratoga Resources, Inc. (File No. 333-176999) is being filed solely for the purpose of reflecting each of the additional registrant guarantors as registrants in the SEC’s EDGAR system and to include updated Exhibits 5.1, 23.1, 23.2 and 23.3 of the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibits 5.1, 23.1, 23.2 and 23.3. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Texas

Saratoga Resources, Inc., Lobo Resources, Inc. and Lobo Operating, Inc. are each corporations organized under the laws of the State of Texas.

Our articles of incorporation, and the articles of incorporation of Lobo Resources, Inc. and Lobo Operating, Inc., contain a provision that limits the liability of directors as permitted by the Texas Business Organizations Code. The provision eliminates the personal liability of a director to the respective company and shareholders thereof for monetary damages for an act or omission in the director’s capacity as a director. The provision does not change the liability of a director for breach of his duty of loyalty to us or to our shareholders, for an act or omission not in good faith that involves intentional misconduct or a knowing violation of law, for an act or omission for which the liability of a director is expressly provided for by an applicable statute, or in respect of any transaction from which a director received an improper personal benefit. Pursuant to the articles of incorporation, the liability of directors will be further limited or eliminated without action by shareholders if Texas law is amended to further limit or eliminate the personal liability of directors.

Our bylaws, and the bylaws of Lobo Resources, Inc. and Lobo Operating, Inc., provide for the indemnification of officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Organizations Code.

In addition, we have purchased directors’ and officers’ liability insurance policies for our directors and officers.

Louisiana

Harvest Oil & Gas, LLC and The Harvest Group LLC are each limited liability companies organized under the laws of the State of Louisiana.

Section 12:1315 of the Louisiana Business Corporation Law, or the LBCL, provides that the articles of organization or a written operating agreement of a limited liability company may eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers pursuant to Section 12:1312 of the LBCL, for monetary damages for breach of any duty provided for in Section 12:1314 of the LBCL or provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager. No provision of LBCL shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The Amended and Restated Operating Agreements of Harvest Oil & Gas, LLC and The Harvest Group LLC each provide that the company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company), by reason of the fact that he is or was a member of the company, an operating manager, an officer, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contender or its equivalent, will not in itself create a presumption that the person did or did not act in good faith and interest of the company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION

†3.1

Restated Articles of Incorporation of Saratoga Resources, Inc., dated May 14, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010).

†3.2	Amended and Restated Bylaws of Saratoga Resources, Inc., dated May 16, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 20, 2011).

†4.1

Indenture, dated July 12, 2011, among Saratoga Resources, Inc., the subsidiaries named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 15, 2011).

†4.2

Registration Rights Agreement, dated July 12, 2011, among Saratoga Resources, Inc., the Guarantors named therein and Imperial Capital, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 15, 2011).

5.1*	Opinion of Adams and Reese LLP

23.1*	Consent of MaloneBailey LLP

23.2*	Consent of Collarini Associates

23.3*	Consent of Adams and Reese LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on signature pages)

25.1**	Form T-1 Statement of Eligibility of Trustee with respect to the Indenture.

†	Incorporated by reference as indicated.
*	Filed herewith.
**	Previously filed.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 18, 2011.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011.

SIGNATURE	TITLE

/s/ Thomas F. Cooke	Chairman, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)
Thomas F. Cooke

/s/ Andrew C. Clifford	President and Director
Andrew C. Clifford

*	Director
John W. Rhea, IV

*	Director
Rex H. White, Jr.

*	Director
Kevin Smith

*By:	/s/ Thomas F. Cooke
Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 18, 2011.

LOBO RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011.

SIGNATURE	TITLE

/s/ Thomas F. Cooke	President and Director (Principal Executive Officer and Principal Accounting Officer)
Thomas F. Cooke

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 18, 2011.

LOBO OPERATING, INC.

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011.

SIGNATURE	TITLE

/s/ Thomas F. Cooke	President and Director (Principal Executive Officer and Principal Accounting Officer)
Thomas F. Cooke

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 18, 2011.

HARVEST OIL & GAS, LLC

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Operating Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011.

SIGNATURE	TITLE

/s/ Thomas F. Cooke	Operating Manager (Principal Executive Officer and Principal Accounting Officer)
Thomas F. Cooke

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on October 18, 2011.

THE HARVEST GROUP LLC

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Operating Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2011.

SIGNATURE	TITLE

/s/ Thomas F. Cooke	Operating Manager (Principal Executive Officer and Principal Accounting Officer)
Thomas F. Cooke